UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2018

The First Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Mississippi	33-94288	64-0862173
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6480 U.S. Highway 98 West, Suite A

Hattiesburg, Mississippi, 39402
(Address and Zip Code of principal executive offices)

(601) 268-8998

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement

On April 30, 2018, The First Bancshares, Inc. a Mississippi corporation (the “Company” or “First Bancshares”) entered into two Subordinated Note Purchase Agreements (each, a “Purchase Agreement”) with certain institutional accredited investors (the “Purchasers”) pursuant to which the Company sold and issued $24 million in aggregate principal amount of 5.875% fixed-to-floating rate subordinated notes due 2028 (the “10-Year Notes”) and $42 million in aggregate principal amount of 6.40% fixed-to-floating rate subordinated notes due 2033 (the “15-Year Notes”, and together with the 10-Year Notes, the “Notes”).

The Purchase Agreements contain certain customary representations, warranties and covenants made by the Company, on the one hand, and the Purchasers, severally and not jointly, on the other hand. The Notes were offered and sold by the Company to eligible purchasers in a private offering in reliance on the exemption from the registration requirements of Section 4(a)(2) of the Securities Act of 1933, as amended, and the provisions of Rule 506 of Regulation D thereunder (the “Offering”).

The 10-Year Notes have a stated maturity of May 1, 2028, and bear interest at a fixed rate of 5.875% per year, from and including April 30, 2018 but excluding May 1, 2023, computed on the basis of a 360-day year consisting of twelve 30-day months, payable semiannually in arrears on May 1 and November 1 of each year. From and including May 1, 2023 to but excluding the maturity date or early redemption date, the interest rate shall reset quarterly to an interest rate equal to the then-current three-month LIBOR rate plus 294 basis points, computed on the basis of a 360-day year and the actual number of days elapsed, payable quarterly in arrears on February 1, May 1, August 1, and November 1.

The 15-Year Notes have a stated maturity of May 1, 2033, and bear interest at a fixed rate of 6.40% per year, from and including April 30, 2018 but excluding May 1, 2028, computed on the basis of a 360-day year consisting of twelve 30-day months, payable quarterly in arrears on February 1, May 1, August 1 and November 1 of each year. From and including May 1, 2028 to but excluding the maturity date or early redemption date, the interest rate for the 15-Year Notes shall reset quarterly to an interest rate equal to the then-current three-month LIBOR rate plus 339 basis points, computed on the basis of a 360-day year and the actual number of days elapsed, payable quarterly in arrears on February 1, May 1, August 1, and November 1.

The Notes are not convertible into or exchangeable for any other securities or assets of the Company or any of its subsidiaries. The Notes are not subject to redemption at the option of the holder. Prior to May 1, 2023, with respect to the 10-Year Notes, and May 1, 2028, with respect to the 15-Year Notes, the Company may redeem the Notes, in whole at any time, or in part from time to time, only under certain limited circumstances set forth in the Notes. On or after May 1, 2023, with respect to the 10-Year Notes, and May 1, 2028, with respect to the 15-Year Notes, the Company may redeem the Notes at its option, in whole at any time, or in part from time to time, or in part on any interest payment date. Any redemption by the Company would be at a redemption price equal to 100% of the outstanding principal amount of the Notes being redeemed, together with any accrued and unpaid interest on the Notes being redeemed to but excluding the date of redemption.

Principal and interest on the Notes are subject to acceleration only in limited circumstances. The Notes are unsecured, subordinated obligations of the Company and rank junior in right to payment to the Company’s current and future senior indebtedness, and each Note is pari passu in right to payment with respect to the other Notes

The Company intends to use the net proceeds from the sale of the Notes for general corporate purposes, which may include increasing bank level capital ratios to support future growth, repaying an existing line of credit and establishing holding company reserves.

The descriptions herein of the Notes and the Purchase Agreements are summaries and are qualified in their entirety by reference to the forms of Notes and Purchase Agreements attached to this Current Report on Form 8-K as Exhibits 4.1, 4.2, 10.1 and 10.2, respectively, which are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information provided in item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 insofar as it relates to the creation of a direct financial obligation of the Company.

Item 7.01	Regulation FD Disclosure.

On May 1, 2018 the Company issued a press release (the “Press Release”) announcing the completion of the Offering. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the information in this Item7.01 disclosure, including Exhibit 99.1 and the information set forth therein, is deemed to have been furnished and shall not be deemed “filed” under the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

4.1	Form of Global Subordinated Note for the 5.875% Fixed-to-Floating Rate Subordinated Note Due 2028

4.2	Form of Global Subordinated Note for the 6.40% Fixed-to-Floating Rate Subordinated Note Due 2033

10.1	Subordinated Note Purchase Agreement, dated as of April 30, 2018 by and among The First Bancshares, Inc. and the several purchasers identified therein with respect to the 10-Year Notes

10.2	Subordinated Note Purchase Agreement, dated as of April 30, 2018 by and among The First Bancshares, Inc. and the several purchasers identified therein with respect to the 15-Year Notes

99.1	Press Release of The First Bancshares, Inc., dated May 1, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST BANCSHARES, INC.

By:	/s/ Donna T. (Dee Dee) Lowery
Name:	Donna T. (Dee Dee) Lowery
Title:	Chief Financial Officer

Date: May 1, 2018